Exhibit 99B.10

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment No. 122 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated May 15, 2001 on the financial statements and financial highlights of Pzena Focused Value Fund, a series of Professionally
Managed Portfolios.   Such financial statements and financial highlights appear
in the 2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.



/s/Tait, Weller & Baker

TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
August 17, 2001